Exhibit 10.77

AMENDED AND RESTATED PROMISSORY NOTE

(Facility 1 - Revolving Line of Credit Loan)

$25,000,000.00	March 21, 2011	Phoenix, Arizona

1.                                      Borrower’s Promise To Pay.

FOR VALUE RECEIVED, INVENTURE FOODS, INC., a Delaware corporation f/k/a THE INVENTURE GROUP, INC. (the “Borrower”), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), at 101 N. First Avenue, Suite 1600, Phoenix, Arizona  85003, Attention:  Commercial Banking, or at such other place as the holder of this Note may from time to time designate, the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (“Maximum Loan Amount”), or such lesser amount as may be advanced and outstanding under this promissory note (the “Note”), plus interest as specified in this Note.  Bank shall not be required to make any advance if that would cause the outstanding principal of this Note to exceed the Maximum Loan Amount.  This Note evidences a revolving line of credit loan (“Loan”) made by Bank to Borrower pursuant to the terms of a loan agreement (the “Loan Agreement”) between Bank and Borrower dated as of May 16, 2007.  During the availability period described in the Loan Agreement, Borrower may repay principal amounts and reborrow them upon the terms and conditions set forth in the Loan Agreement.

This Note is secured by a certain Amended and Restated Security Agreement (Blanket - All Business Assets) being executed by Borrower in favor of Bank dated of even date herewith (as the same may from time to time be extended, amended, restated, supplemented, or otherwise modified, the “Security Agreement”) and may be secured by other collateral.  This Note and the Loan Agreement, together with all other documents which evidence, guaranty, secure, or otherwise pertain to the Loan collectively constitute the “Loan Documents.”  Some or all of the Loan Documents, including the Loan Agreement, contain provisions for the acceleration of the maturity of this Note.  This Note is subject to the terms and conditions of the Loan Agreement.  Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

2.                                      Maturity Date.  All principal and all accrued and unpaid interest and other sums due hereunder shall be due and payable on July 31, 2014 (the “Maturity Date”).

3.                                      Interest Rate and Payment Terms.

3.1                                Interest Rate.  Interest on each advance hereunder shall accrue at an annual rate equal to one and forty-five hundredths percent (1.45%) (145 basis points) plus the one-month LIBOR rate quoted by Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation.  The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.  Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

3.2                               Separate Principal Plus Interest Payments.

(a)                                  Interest Payments.  Interest is payable beginning April 1, 2011, and on the same date of each CONSECUTIVE month thereafter, with a final interest payment with the final payment of principal.

(b)                                 Principal Payment on Maturity Date.  If not sooner paid, all principal shall be due and payable on the Maturity Date.

3.3                               Principal Prepayments.  Borrower may prepay some or all of the principal under any Prime Rate Loan, from time to time, without payment of any prepayment premium or fee.

4.                                      General Interest and Payment Terms.

4.1                               Note Rate.  The interest rate in effect from time to time under this note is herein referred to as the “Note Rate.”

4.2                               Effective Contracted Rate.  Borrower agrees to pay an effective contracted for rate of interest equal to the rate of interest resulting from all interest payable as provided in this Note plus the additional rate of interest resulting from (a) any loan or facility fee(s) or other similar fees described or defined in the Loan Documents, and (b) all Other Sums.  For purposes hereof, the “Other Sums” shall mean all fees, charges, goods, things in action, or any other sums or things of value (other than interest payable as provided in this Note and any loan or facility fee) paid or payable by Borrower, whether pursuant to this Note, any of the other Loan Documents, or any other document or instrument in any way pertaining to this lending transaction, that may be deemed to be interest for the purpose of any law of the State of Arizona, or any other applicable law, that may limit the maximum amount of interest to be charged with respect to this lending transaction.  The Other Sums shall be deemed to be interest and part of the “contracted for rate of interest” for the purposes of any such law only.

4.3                               Usury Savings Clause.  It is expressly stipulated and agreed to be the intent of Borrower and Bank at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Bank to contract for, charge, take, reserve, or receive greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents.  If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount charged, taken, reserved, or received with respect to the Loan, or if Bank’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower, results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Bank’s express intent that all such excess amounts theretofore collected by Bank shall be credited to the principal balance of this Note and all other indebtedness, and that the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Bank for the use, forbearance, or detention of the Loan shall, to the extent not prohibited by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

4.4                               Calculation of Interest.  Interest will be computed for the actual days elapsed on the basis of a three hundred sixty (360) day year, which results in more interest than if a three hundred sixty-five (365) day year method were used.

4.5                               Payments.  Except as otherwise provided herein, all amounts payable under this Note are payable in lawful money of the United States during normal business hours on a Banking Day.  For purposes hereof, “Banking Day” means a day, other than a Saturday or Sunday, on which Bank is open for business for all banking functions in Phoenix, Arizona.  Checks and drafts constitute payment only when collected.  All payments made under this Note shall be made without offset, demand, counter-claim, deduction or recoupment (each of which is hereby waived), and acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not constitute a waiver by Bank of any Event of Default.  Except as otherwise set forth herein or in any other Loan Document, payments shall be applied in such order and manner as Bank may determine in its sole and absolute discretion.

5.                                      Late Payments; Default Rate

5.1                               Late Charge for Overdue Payments. If Bank has not received the full amount of any payment scheduled to be made under this Note, other than the final principal payment, by the end of ten (10) calendar days after the date it is due, Borrower shall pay a late charge to Bank in the amount of five percent (5%) of the overdue payment; provided, however, in no event shall any late charge be payable hereunder without Bank first having provided Borrower with any notice required by applicable law.  Borrower shall pay this late charge only once on any late payment.  This late charge shall not be construed as in any way extending the due date of any payment, and is in addition to, and not in lieu of, any other remedy Bank may have.

5.2                               Default Rate. Upon the occurrence of any Event of Default (subject to any applicable notice and cure periods), the unpaid balance of the Loan shall bear interest at the rate which is five percent (5%) above the then applicable Note Rate as it may thereafter change pursuant to the terms of this Note (the “Default Rate”).  Additionally, from and after the Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, the Loan shall bear interest at the Default Rate.  Accrued interest, at the Note Rate, if not paid when due, shall accrue interest at the Default Rate, as hereinabove provided, which may result in compounding of interest.  Except as otherwise set forth herein or in any other Loan Document, payments under this Note or under any other Loan Document that are due on demand, shall bear interest at the Default Rate (i) from the date costs or expenses are incurred by Bank that give rise to the demand or (ii) if there is no such date, then from the date of demand, until Borrower pays the full amount of such payment, including interest.

6.                                      Events of Default.  If any of the following “Events of Default” occur, any obligation of the holder to make advances under this Note terminates and, at the holder’s option, exercisable in its sole and absolute discretion, all sums of principal and interest under this note immediately become due and payable without notice of default, presentment, demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

6.1                               Borrower fails to perform any obligation under this Note to pay principal or interest within ten (10) days after the date when due; or

6.2                               Borrower fails to perform any other obligation under this Note to pay money within ten (10) days after the date when due; or

6.3                               Under any of the Loan Documents, a default or Event of Default occurs, except as provided in Section 7 below.

7.                                      Insolvency.  It is an “Event of Default” under this Note if Borrower becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (“Insolvency Proceeding”), and as to any involuntary Insolvency Proceeding, it either: (i) is consented to or (ii) has not been dismissed within ninety (90) days.  Upon such an Event of Default, all sums of principal and interest under this Note automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.  If Borrower becomes the subject of any Insolvency Proceeding, any obligation of the holder to make advances under this Note shall automatically terminate, and in the case of an involuntary Insolvency Proceeding which is dismissed within ninety (90) days, the holder’s obligation to make advances under this Note shall resume upon the dismissal thereof.

8.                                      Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND BANK MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE LOAN AGREEMENT, OR ANY OF THE OTHER LOAN DOCUMENTS.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.                                      Miscellaneous.

9.1                               Waivers.  Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of nonpayment, notice of costs, expenses, or losses and interest thereon; and notice of interest on interest and late charges.

9.2                               Delay In Enforcement.  If Bank delays in exercising or fails to exercise any of its rights under this Note, that delay or failure does not constitute a waiver of any of Bank’s rights, or of any breach, default or failure of condition of or under this Note.  No waiver by Bank of any of its rights, or of any breach, default or failure of condition is effective, unless the waiver is expressly stated in writing by Bank.

9.3                               Joint and Several Liability.  If more than one person or entity is signing this Note as Borrower, their obligations under this Note shall be joint and several.   As to any Borrower that is a partnership, the obligations of Borrower under this Note are the joint and several obligations of each general partner thereof.  Any married person signing this Note agrees that recourse may be had against community property assets and against his or her separate property for the satisfaction of all obligations contained herein.

9.4                               Heirs, Successors, and Assigns; Participations.  This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Bank; provided, however, Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance, which consent is at the sole and absolute discretion of Bank.  Bank, in its sole and absolute discretion, may transfer this Note, and may sell or assign participations or other interests in all or part of the Loan, on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower.  Without notice to or the consent of Borrower, Bank may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank or its affiliates, and to any actual or prospective purchaser or assignee of any participation or other interest in this Note, the Loan, or any other loans made by Bank to Borrower (whether evidenced by this Note or otherwise), any financial or other information, data or material in Bank’s possession relating to Borrower, or the Loan.  If Bank so requests, Borrower shall sign and deliver a new note, in the form and substance of this Note, to be issued in exchange for this Note.

9.5                               Cumulative Remedies.  All of Bank’s remedies in connection with this Note or under applicable law are cumulative, and Bank’s exercise of any one or more of those remedies shall not constitute an election of remedies.

9.6                               Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to the choice of law rules of that State, except to the extent that any of such laws may now or hereafter be preempted by Federal law.  Borrower consents to the jurisdiction of any Federal or State court within the State of Arizona, submits to venue in such state, and also consents to service of process by any means authorized by Federal law or the law of such state.  Without limiting the generality of the foregoing, Borrower hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that (i) Borrower is not subject to the jurisdiction of the courts of the above-referenced state or the United States District Court for such state, or (ii) such suit, action, or proceeding is brought in an inconvenient forum, or (iii) the venue of such suit, action, or proceeding is improper.

9.7                               Attorney’s Fees and Costs.  In any lawsuit or arbitration arising out of or relating to this Note, the Loan Documents or the Loan, the prevailing party will be entitled to recover from each other party such sums as the court or arbitrator adjudges to be reasonable attorneys’ fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law.  In all other actions or proceedings, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Bank’s costs and expenses, including reasonable attorneys’ fees, incurred in enforcing or protecting Bank’s rights or interests.  From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate.  Whenever Borrower is obligated to pay or reimburse Bank for any attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

9.8                               Holder’s Rights.  Borrower agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Borrower and without affecting the liability of Borrower.

9.9                               Interpretation.  As used in this Note, the terms “Bank,” “holder” and “holder of this Note” are interchangeable.  As used in this Note, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

9.10                        Time of the Essence.  Time is of the essence with regard to all payment obligations under this Note.

9.11                        Amendments.  This Note may not be modified or amended except by a written agreement signed by the parties.

9.12                        Counterparts.  This Note may be executed in counterparts, and all counterparts constitute but one and the same document.

10.                               Prior Note.  This Note amends, restates, and replaces that certain a certain Promissory Note (Facility 1 - Revolving Line of Credit Loan) in the original maximum principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) dated as of May 16, 2007, executed by Borrower, in favor of Bank (the “Prior Note”).  This Note supersedes the Prior Note as such may have been amended from time to time prior to the date hereof, and any credit outstanding thereunder shall be deemed to be outstanding under this Note.

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IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note to Bank as of the date first above written.

BORROWER:

INVENTURE FOODS, INC.,		Address for notices to Borrower:
a Delaware corporation
Inventure Foods, Inc.
5415 East High Street, Suite 350
By:	/s/ Steve Weinberger	Phoenix, AZ 85054
	Steve Weinberger, Chief Financial Officer	Attention: Steve Weinberger

Tax I.D. #: 86-0786101